                                                                    EXHIBIT 21.1


                           COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES

ENTITY                                                  STATE OF
NUMBER        NAME OF ENTITY                          ORGANIZATION
------   --------------------------------------       -------------
1.       ACI Mechanical, Inc.                         Delaware
2.       ARC Comfort Systems USA, Inc.                Delaware
3.       Accurate Air Systems, L.P.                   Texas
4.       Accu-Temp GP, Inc.                           Delaware
5.       Accu-Temp LP, Inc.                           Delaware
6.       Accu-Temp, LLC                               Indiana
7.       Air Solutions USA, Inc.                      Delaware
8.       Air Temp, Inc.                               Delaware
9.       Atlas-Accurate Holdings, L.L.C.              Delaware
10.      Atlas Air Conditioning Company, L.P.         Texas
11.      Batchelor's Mechanical Contractors, Inc.     Alabama
12.      BCM Controls Corporation                     Massachusetts
13.      Carson Brothers, Inc.                        Montana
14.      CEL, Inc. (Casey Electric)                   Delaware
15.      Comfort Systems USA (Arkansas), Inc.         Delaware
16.      Comfort Systems USA (Bristol), Inc.          Delaware
17.      Comfort Systems USA (Cleveland), Inc.        Ohio
18.      Comfort Systems USA (Florida), Inc.          Florida
19.      Comfort Systems USA G.P., Inc.               Delaware
20.      Comfort Systems USA (Hartford), Inc.
21.      Comfort Systems USA (Intermountain), Inc.    Utah
22.      Comfort Systems USA National Service
         Organization, Inc.                           Delaware
23.      Comfort Systems USA (Oregon), Inc.           Delaware
24.      Comfort Systems USA (South Boston), Inc.     Delaware
25.      Comfort Systems USA (Syracuse), Inc.         New York
26.      Comfort Systems USA (Western
         Michigan), Inc.                              Michigan
27.      Comfort Systems USA (Texas), L.P.            Texas
28.      Comfort Systems USA (Twin Cities), Inc.      Minnesota
29.      CS44 Acquisition Corp.
         [Edmonds/Service Refrigeration]              Delaware
30.      Design Mechanical Incorporated               Delaware
31.      Eastern Heating & Cooling, Inc.              New York
32.      Eastern Refrigeration Co., Inc.              New York
33.      ESS Engineering, Inc.                        Delaware
34.      FIX Reinsurance Corporation                  Vermont
35.      Gulfside Mechanical, Inc.                    Delaware
36.      H & M Mechanical, Inc.                       Delaware
37.      Helm Corporation                             Colorado
38.      Helm Corporation San Diego                   California

                           COMFORT SYSTEMS USA, INC.
                              LIST OF SUBSIDIARIES

ENTITY                                                  STATE OF
NUMBER        NAME OF ENTITY                          ORGANIZATION
------   --------------------------------------       -------------
39.      Hess Mechanical Corporation                  Delaware
40.      Industrial Cooling Inc.                      Delaware
41.      J & J Mechanical, Inc.                       Kentucky
42.      James Air Conditioning Enterprise Inc.       Puerto Rico
43.      Martin Heating, Inc.                         Wyoming
44.      Mechanical Technical Services, L.P.          Texas
45.      MJ Mechanical Services, Inc.                 Delaware
46.      Neel Mechanical Contractors, Inc.            Delaware
47.      North American Mechanical, Inc.              Delaware
48.      OK Sheet Metal and Air Conditioning, Inc.    Delaware
49.      Plant Services Incorporated                  Iowa
50.      Quality Air Heating & Cooling, Inc.          Michigan
51.      RMC2 Mechanical Systems, Inc.                California
52.      S&K Air Conditioning Co., Inc.               Georgia
53.      S. I. Goldman Company, Inc.                  Delaware
54.      S.M. Lawrence Company, Inc.                  Tennessee
55.      SA Associates, Inc. (fka Salmon &
         Alder, Inc.)                                 Utah
56.      Salmon & Alder, LLC                          Utah
57.      Seasonair, Inc.                              Maryland
58.      Sheren Plumbing & Heating, Inc.              Delaware
59.      Southern Bluegrass Mechanical, Inc.          Delaware
60.      Standard Heating & Air Conditioning
         Company                                      Alabama
61.      Superior Mechanical Systems, Inc.            Delaware
62.      Target Construction, Inc.                    Delaware
63.      Temp-Right Service, Inc.                     Delaware
64.      The Capital Refrigeration Company            Delaware
65.      Tri-City Mechanical, Inc.                    Arizona
66.      Troost Service Co.                           Michigan
67.      United Environmental Services, L.P.          Texas
68.      Weather Engineering, Inc.                    Delaware
69.      Western Building Services, Inc.              Colorado